SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 20, 2006 (April 19, 2006)

Easy Gardener Products, Ltd.

(Exact name of registrant as specified in its charter)

Texas	333-102296	37-1433686
(State of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

3022 Franklin Avenue

Waco, Texas 76710

(Address of Registrant’s principal executive offices)

(254) 753-5353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Agreements

On April 19, 2006, Easy Gardener Products, Ltd. (the “Company”) entered into the following agreements:

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Asset Purchase Agreement (the “Purchase Agreement”) among (i) the Company, Weatherly Consumer Products Group, Inc., a Delaware corporation (“Weatherly Group”) and Weatherly Consumer Products, Inc, a Delaware corporation (“Weatherly,” and together with the Company and Weatherly Group, the “Sellers”) and (ii) Green Thumb Acquisition Corporation, a Delaware corporation (the “Buyer”).

•	Commitment Letter (the “Commitment Letter”) between LaSalle Business Credit, LLC and LaSalle Bank National Association (collectively, the “LaSalle Lenders”) and the Company.
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Fourth Amendment and Ratification of Term Loan and Security Agreement (the “CapSource Amendment”) among (i) CapitalSource Finance, LLC, a Delaware limited liability company (“CapSource”) and (ii) the Sellers, EYAS International, Inc., a Texas corporation (“EYAS”), EG Product Management, LLC, a Texas limited liability company (“EG Product”), EG, L.L.C., a Nevada limited liability company (“EG”), and NBU Group, LLC, a Texas limited liability company (“NBU,” and together with the Sellers, EYAS, EG Product and EG, the “Credit Parties”).

The Purchase Agreement, the Commitment Letter and the CapSource Amendment are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated by reference herein, and the descriptions thereof contained herein are qualified in their entirety by the terms of the those Agreements.

The Purchase Agreement

Under the Purchase Agreement, the Sellers have agreed to sell to the Buyer substantially all of the assets of the Sellers in a transaction subject to Section 363 of the Federal Bankruptcy Code. The Purchase Agreement is subject to limited conditions at closing. The Purchase Price (as defined in the Purchase Agreement) is $15.32 million, plus the principal of, and accrued but unpaid interest upon, the outstanding debt owed on the Closing Date (as defined in the Purchase Agreement) to the LaSalle Lenders and CapSource (subject to adjustment, in each case, to give effect to certain performance, success, termination and similar fees payable under certain circumstances to the LaSalle Lenders and CapSource), minus the aggregate transaction fees to be paid by the Sellers for the benefit of investment bankers, lenders, trustees or other parties in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Fees”). The Buyer has delivered an “Earnest Money Deposit” (as defined in the Purchase Agreement) of $5.7 million, which has been delivered to the Bank of New York Trust Company, N.A., acting as escrow agent. The Earnest Money Deposit will applied to the Purchase Price at the closing or, if the closing does not occur, will be returned to the Buyer or delivered to the Sellers as liquidated damages depending upon the reasons the closing did not occur.

The Purchase Price will fluctuate depending upon the amount owed to the LaSalle Lenders and to CapSource on the Closing Date and the amount of Transaction Fees. As of the Closing Date, the Purchase Price is estimated to be approximately $57 million, assuming approximately $41 million of outstanding debt to the LaSalle Lenders (excluding any performance, success, termination or similar fees other than the $400,000 repayment fee that applies if LaSalle Business Credit, LLC does not provide the financing for the acquisition of the Purchased Assets) and CapSource (excluding any performance, success, termination or similar fees owed to CapSource on the Closing Date or paid prior thereto by draws on the LaSalle Amendment (the “DIP Loan”) other than the initial $100,000 performance fee payable by the Sellers to CapSource which is anticipated to be paid from the DIP Loan at the time of the final approval by the Bankruptcy Court of the DIP Loan) as of the Closing Date, before the payment of any Transaction Fees.

Subject to the approval of the Bankruptcy Court (as defined below) (as more fully described in Item 1.03 of this Report), the Company intends to use the proceeds of the sale of the assets of the Sellers to repay 100% of the outstanding principal and unpaid interest due to the Company’s senior secured revolving and term lenders at the closing of the sale. The Company expects the balance of the Purchase Price to be used, following confirmation of plan of reorganization, to pay amounts owed to holders of two subordinated promissory notes issued by the Company in the aggregate principal amount of approximately $4.275 million, plus accrued interest of approximately $1.0 million, and, that after paying Transaction Fees estimated to be between $2.5 million and $3.35 million, there will be between approximately $7.5 million and $6.7 million remaining for distribution to holders of the Company’s 9.40% Cumulative Preferred Trust Securities (the “Trust Preferred Shares”) due April 15, 2028 (estimated to be between approximately $3.10 and $2.75 per Trust Preferred Share). The amount ultimately paid to the holders of the Trust Preferred Shares will depend upon several contingencies, including the amount of Transaction Fees actually incurred in connection with the sale and the Chapter 11 process, whether a higher and better price for the assets of the Sellers can be obtained through the auction process (as more fully described in Item 1.03 of this Report), the closing of the sales transaction in a timely manner with the Buyer or an alternative buyer and consummation of a plan of reorganization in the Bankruptcy Cases (as defined below). No funds will be available for payment to the Company’s common equity securities

The Commitment Letter

The Commitment Letter contains the agreement of the LaSalle Lenders to provide financing to the Company for its ongoing operational needs during the pendency of the Bankruptcy Cases (described in Item 1.03 of this Report). Upon the approval of the Bankruptcy Court (as defined below), the LaSalle Lenders and the Credit Parties will enter into the Fourth Amendment to the Loan and Security Agreement (the “LaSalle Amendment”). The LaSalle Amendment will be the Fourth Amendment to the Loan and Security Agreement dated as of April 27, 2004, as amended by Waiver and Amendment No. 1 to Loan and Security Agreement dated as of October 13, 2004, Waiver and Amendment No. 2 to Loan and Security Agreement dated as of May 11, 2005, and Waiver and Amendment No. 3 to Loan and Security Agreement dated as of October 20, 2005, pursuant to which the LaSalle Lenders provided the Company a $25 million secured revolving credit facility.

The LaSalle Amendment provides:

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•	financing for the Company’s ongoing operational needs during the pendency of the Bankruptcy Cases (described in Item 1.03 of this Report);
•	an increase in the Sellers’ line of credit from $25 million to $33 million, subject to a customary borrowing base;
•	up to $5 million of availability in “overadvances” in addition to the amounts Sellers would normally be able to borrow under the borrowing base;
•	interest with respect to Revolving Loans (as defined in the LaSalle Amendment) of 0.75% per annum in excess of the Prime Rate (as defined in the LaSalle Amendment).
•	interest with respect to Overadvances (as defined in the LaSalle Amendment) of 2.00% per annum in excess of the Prime Rate; and
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interest upon the occurrence and during the continuation of an Event of Default (as defined in the LaSalle Amendment) with respect to all Loans (as defined in the LaSalle Amendment) of 2.00% per annum in excess of the interest rate otherwise payable thereon.

The CapSource Amendment

The CapSource Amendment is the Fourth Amendment to Term Loan and Security Agreement dated as of October 29, 2003, as amended by the First Amendment to Term Loan and Security Agreement dated as of April 27, 2004, the Second Amendment to Term Loan and Security Agreement and Waiver dated as of October 12, 2004, and the Third Amendment to Term Loan and Security Agreement and Waiver dated as of October 20, 2005 (collectively, the “CapSource Term Loan Agreement”), pursuant to which CapSource made loans to the Company.

The CapSource Amendment modifies and extends the CapSource Term Loan Agreement to, among other things, amend the terms of the payment of a $2 million performance fee (the “Performance Fee”) that was payable in three installments of $1 million, $500,000 and $500,000 if the CapSource Lenders were not paid in full by April 30, 2006, May 31, 2006 and June 30, 2006, respectively. Under the CapSource Amendment, the performance fee will be payable in three installments of $100,000, $200,000 and $1.7 million upon entry of the final order approving the Sellers’ debtor-in-possession financing (but not later than 45 days after the Chapter 11 filings), June 30, 2006 and July 31, 2006, respectively. The Credit Parties’ obligation to pay the Performance Fee shall be forgiven or partially forgiven if the Credit Parties indefeasibly repay the amounts due under the CapSource Amendment on or before the respective dates set forth below:

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if the amounts due under the CapSource Amendment are paid in full on or before July 1, 2006, and if the $100,000 partial payment of the Performance Fee is timely paid, then the remaining portion of the Performance Fee shall be forgiven.

•	if the amounts due under the CapSource Amendment are repaid in full before August 1, 2006, and if the $100,000 partial payment and $200,000 partial

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payment of the Performance Fee are timely paid, then the remaining portion of the Performance Fee shall be forgiven.

•	Thereafter, no portion of the Performance Fee will be forgiven.

Relationships Among the Credit Parties

Set forth below is a description of the affiliation among the Credit Parties:

•	EYAS owns 100% of the issued and outstanding limited liability company interests of EG and 100% of the limited liability company interests of EG Product.
•	EG owns a 99% limited partner interest in the Company and EG Product owns a 1% general partner interest in the Company.
•	The Company owns 100% of the issued and outstanding common stock of Weatherly Products and 100% of the issued and outstanding limited liability company interests of NBU.
•	Weatherly Products owns 100% of the issued and outstanding common stock of Weatherly.
ITEM 1.03	BANKRUPTCY OR RECEIVERSHIP

As required by the Purchase Agreement, on April 19, 2006, each of the Sellers filed a case (individually, a “Bankruptcy Case” and collectively, the “Bankruptcy Cases”) for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case Nos. 06-10393, 06-10394, 06-10395, 06-10396 and 06-10397). The Sellers each remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as a “debtor-in-possession” pursuant to sections 1107(a) and 1108 of the Federal Bankruptcy Code. The Sellers must conduct an auction pursuant to order of the Bankruptcy Court to determine whether there are any potential purchasers who are prepared to pay a higher and better price for the Sellers’ assets. The Sellers agreed with Buyer to customary “stalking horse” bidder protections, including a break-up fee and expense reimbursement of $2 million that will be payable if the Sellers elect to complete a transaction with an alternative bidder, they elect to pursue an independent plan of reorganization or their Bankruptcy Cases are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See disclosure in Item 1.01 above, which is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
	(d)	Exhibits

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2.1*	Asset Purchase Agreement dated April 19, 2006, among Easy Gardener Products, Ltd., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and Green Thumb Acquisition Corporation.
10.1	Commitment Letter dated April 19, 2006, between LaSalle Business Credit, LLC and LaSalle Bank National Association, and Easy Gardener Products, Ltd.
10.2

Amendment No. 4 to Loan and Security Agreement dated as of April 19, 2006 among the financial institutions party to the Prepetition Loan Agreement, CapSource Finance, LLC, Easy Gardener Products, Ltd., EYAS International Inc., EG Product Management, L.L.C., EG, L.L.C., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and NBU Group, LLC.

99.1	Press Release dated April 20, 2006.
*

Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 20, 2006.

EASY GARDENER PRODUCTS, LTD.

/s/ Richard M. Kurz

Richard M. Kurz, Manager/CFO

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit
2.1*	Asset Purchase Agreement dated April 19, 2006, among Easy Gardener Products, Ltd., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and Green Thumb Acquisition Corporation.
10.1	Commitment Letter dated April 19, 2006, between LaSalle Business Credit, LLC and LaSalle Bank National Association, and Easy Gardener Products, Ltd.
10.2

Amendment No. 4 to Loan and Security Agreement dated as of April 19, 2006 among the financial institutions party to the Prepetition Loan Agreement, CapSource Finance, LLC, Easy Gardener Products, Ltd., EYAS International Inc., EG Product Management, L.L.C., EG, L.L.C., Weatherly Consumer Products Group, Inc., Weatherly Consumer Products, Inc., and NBU Group, LLC.

99.1	Press Release dated April 20, 2006.
*

Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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